UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-35200	65-0955118
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2012, Comstock Mining Inc. (the “Company”) and its Chief Executive Officer and President, Corrado DeGasperis, entered into an amendment (the “Amendment”) to the employment agreement of Mr. DeGasperis, originally dated as of April 21, 2010 (the “Employment Agreement”).

The Amendment extended the vesting schedule for equity awards contemplated by the Employment Agreement, so that initial vesting for such awards will not occur prior to January 1, 2014, except under limited circumstances such as a termination without cause, upon death or disability, or in connection with a change of control of the Company.

The preceding description is qualified in its entirety by reference to the terms of the Amendment, which will be filed when so required in accordance with the provisions of Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: November 2, 2012	By:	/s/ Corrado DeGasperis
Name: Corrado DeGasperis
Title: President, Chief Executive Officer and
Director